THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

No. __  $_________ Principal Amount

Original Issuance: November ___, 2006

BioMetrx, Inc.

10% NOTE DUE March 15, 2007

THIS NOTE is issued by BioMetrx, Inc., a Delaware corporation (the“Company”), and is part of an issue of an aggregate of up to $300,000 principal amount of Notes due March 15, 2007 (the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ______________, or permitted assigns (the“Holder”), the principal sum of _________ and 00/100 (US $_________) Dollars on March 15, 2007 (the “Maturity Date”) and to pay simple interest on the principal sum outstanding at the rate of 10% per annum. Accrual of interest shall commence on the date of initial issuance set forth the above (“Original Issuance”) and continue daily on the basis of a 360 day year until payment in full of the principal sum has been made or duly provided for. If the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. Subject to the provisions of Section 3 below, principal and accrued interest on this Note are payable in cash on the Maturity Date, at the address last appearing on the Note Register (as defined below) of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and any accrued but unpaid interest due upon this Note on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Note as of the fifth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Note register maintained by or on behalf of the Company (the “Note Register”). The forwarding of such check representing immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check, plus any amounts so deducted.

This Note is subject to the following additional provisions:

1. Withholding and Issuance Taxes. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

2. Transfer of Note. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Note. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Note has been executed and delivered pursuant to the Securities Purchase Agreement dated as of September 15, 2006 between the Company and the original Holder (the “Purchase Agreement”), and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

3. Notices. In case at any time:

(a) the Company shall declare any dividend upon its members payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

(b) the Company shall offer for subscription pro rata to the holders of its equity any additional equity interest of any class or other rights; or

(c) there shall be any capital reorganization or reclassification of the equity of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, or by telex or facsimile or by recognized overnight delivery service, addressed to the Holder at the address of the Holder as shown on the books of the Company, (i) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Equity shall be entitled thereto and (ii) shall also specify the date on which the holders of Equity shall be entitled to exchange their Equity for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4. Event of Default. Each of the following shall constitute an “Event of Default”:

(a) the Company shall default in the payment of principal or interest on this Note and same shall continue for a period of five (5) days; or

(b) any of the representations or warranties made by the Company herein, in the Purchase Agreement, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note or the Purchase Agreement, shall be false or misleading in any material respect at the time made, and such default is not cured within 14 days of receipt of written notice specifying the nature of the misrepresentation; or

(c) a breach of any covenant or agreement contained herein, in the Purchase Agreement, or in any agreement, certificate or instrument furnished by the Company in connection with the execution and delivery of this Note or the Purchase Agreement or in connection with the debt evidenced by this Note.

(d) the Company shall (i) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (ii) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(e) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(g) any final money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering, a petition filed in any such proceeding.

5. Acceleration and Remedies

(a) Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the Holder or Holders of at least 50.1% in aggregate principal amount of outstanding Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest the thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, if any, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in the Purchase Agreement to the contrary notwithstanding; provided that if an Event of Default under paragraph (d) or (g) of Section 5 with respect to the Company or any Subsidiary shall have occurred, the outstanding principal amount of all of the Notes, and all accrued and unpaid interest thereon, shall immediately become due and payable in cash, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or the Purchase Agreement to the contrary notwithstanding.

(b) Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, interest will accrue at an annual default rate of 16% and, any Holder of 25% in aggregate principal amount of outstanding Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in the Purchase Agreement or the Notes or in aid of the exercise of any power granted this Agreement or the Notes, and any Holder may enforce the payment of any Note held by such Holder and any of its other legal or equitable rights.

(c)  Conduct No Waiver; Collection Expenses. No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Holders rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to each Holder, to the extent permitted by law, on demand, all costs and expenses incurred by such Holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such Holder in enforcing its rights hereunder.

(d) Annulment of Acceleration. If a declaration is made in accordance with paragraph 6(a), then and in every such case, the Holder or Holders of at least 50.1% in aggregate principal amount of outstanding Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

(i) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to the Purchase Agreement;

(ii) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

(iii) every other Event of Default shall have been duly waived or otherwise made good or cured;

provided, however, that only the Holder of the Note or Notes making the declaration permitted by the of paragraph 6(b) may annul such declaration; and provided, further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

(e) Remedies Cumulative. No right or remedy conferred upon or reserved to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by the Purchase Agreement or by applicable law to the Holders of Notes may be exercised from time to time and as often as may be deemed expedient by the Holders.

6. No Recourse to Stockholders, etc. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

7. No Rights as Stockholder. No provision of this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of stockholders or any rights whatsoever as a stockholder of the Company, unless and to the extent converted in accordance with the terms hereof.

8. Definitions. As used in this Note,

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b) “Beneficially Owned” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(c) “Original Issuance” means the Closing Date as set forth in the Purchase Agreement.

(d) “Purchase Agreement” shall mean the several agreements under which the Holders of the Notes have purchased the Notes from the Company.

9. Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (which shall not include the posting of any bond), or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, one or more new Notes of like tenor. This Note shall be held and owned upon the express condition that the provisions of this Section 12 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

10. Record Owner. The Company may deem the person in whose name this Note shall be registered upon the registry books of the Company to be, and may treat such person as, the absolute owner of this Note for the purpose of conversion of this Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion so made.

11. Construction. This Note shall be deemed to be jointly drafted by the Company and the initial Holders of the Notes and shall not be construed against any person as the drafter hereof.

12. Amendments. The terms of the outstanding Notes may be amended as to the Holder and its respective successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the registered holders of not less than a majority of the outstanding principal amount of the Notes. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

13. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof (except to the extent that such power, right or privilege must, in accordance with the terms of this Note, be exercised within a specified period of time and such period of time has lapsed without such power, right or privilege being exercised), nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the United States District Court for the Southern District of New York or the state courts of the State of New York located in New York County, New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

BioMetrx, INC.

Dated: November ____, 2006	By:
Name: Mark Basile
Title: Chief Executive Officer